UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

April 4, 2011 (March 31, 2011)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland	000-30407	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703		(608) 443-1600
(Address of principal executive offices)		(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2011, the Board of Directors (the “Board”) of Sonic Foundry, Inc. (the “Company”) appointed Rimes P. Buinevicius to serve as Executive Chairman of the Board and Chief Strategy Officer and appointed Gary Weis to serve as Chief Executive Officer. The Board’s decision to separate the duties of Chief Executive Officer and Executive Chairman of the Board follows recent recommendations regarding best practices in corporate governance. The appointment of Mr. Buinevicius as Executive Chairman of the Board fills the position created by a change in the Company’s Bylaws, as discussed in Item 5.03 of this Current Report. In connection with his appointment as Chief Executive Officer, Mr. Weis resigned from the Audit Committee, the Nominations Committee, and the Compensation Committee.

Effective March 31, 2011, the Company entered into an employment agreement with Mr. Buinevicius. The employment agreement provides that Mr. Buinevicius’s duties shall include, among other things, exploring merger and acquisition opportunities, providing oversight of public regulatory filings, handling investor communications and leading the Board of Directors. The employment agreement will continue until terminated pursuant to the terms thereof. Pursuant to the terms of the employment agreement, Mr. Buinevicus will receive an annual minimum base salary of $344,000 per year subject to increase at the discretion of the Board. Mr. Buinevicius may also receive a performance bonus at the discretion of the Board.

In the event Mr. Buinevicius’s employment is terminated without cause, as defined in the employment agreement, or in the event his employment is constructively terminated, Mr. Buinevicius shall be entitled to receive, in equal bi-weekly installments over a one-year period, compensation equal to one and five hundredths (1.05) multiplied by the highest cash compensation paid to Mr. Buinevicius in any of the last three fiscal years immediately prior to his termination. In the event of a Change of Control, as defined in the employment agreement, Mr. Buinevicius is entitled to terminate the agreement within one year of such Change of Control, in which event he shall be entitled to receive, in a lump sum payable within thirty days of such a termination, compensation equal to two and one tenth (2.1) multiplied by the highest cash compensation paid to Mr. Buinevicius in any of the last three fiscal years immediately prior to his termination. In either event, (i) all of Mr. Buinevicius’s unvested stock options and stock grants shall vest immediately upon termination; and (ii) Mr. Buinevicius shall receive health insurance continuation as required by COBRA, salary accrued through the date of termination and any accrued vacation pay. In addition, in either event, Mr. Buinevicius shall upon request by the Board resign as Executive Chairman and member of the Board. Mr. Buinevicius has further agreed not to disclose the Company’s proprietary information, and, until one year following the termination of his employment agreement, not to compete with the Company or solicit the Company’s employees. The foregoing description of

Mr. Buinevicius’s employment agreement is qualified in all respects by reference to the full text of such employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report, and incorporated by reference in this Item 5.02. There was no arrangement or understanding between Mr. Buinevicius, on the one hand, and any other person, on the other hand, pursuant to which Mr. Buinevicius was selected as Executive Chairman of the Board and Chief Strategy Officer. Mr. Buinevicius does not have a family relationship with any current director or executive officer of the Company.

Effective March 31, 2011, the Company entered into an employment agreement with Mr. Weis as Chief Executive Officer. The employment agreement will continue through April 1, 2012 or until earlier terminated pursuant to the terms thereof. Pursuant to the terms of the employment agreement, Mr. Weis will receive an annual minimum base salary of $344,000 per year subject to increase at the discretion of the Board. Mr. Weis may also receive a performance bonus at the discretion of the Board.

In the event Mr. Weis’s employment is terminated without cause, as defined in the employment agreement, or in the event his employment is constructively terminated, Mr. Weis shall be entitled to receive in equal bi-weekly installments over a six-month period, compensation equal to the lesser of: (i) six months salary, or (ii) the number of whole months Mr. Weis was employed by Sonic Foundry, up to the date of termination, multiplied by Mr. Weis’s one-month salary. In the event the employment agreement with Mr. Weis is not renewed or should a new employment agreement not be entered into upon the termination of the referenced employment agreement, Mr. Weis shall be entitled to receive, in equal bi-weekly installments over a six-month period, an amount equal to six-months salary. In the event of a Change of Control, as defined in the employment agreement, Mr. Weis is entitled to terminate the agreement within one year following such change of control, in which event he shall be entitled to receive, in a lump sum payable within thirty days of such termination, compensation equal to the highest cash compensation paid to Mr. Weis in any of the last three fiscal years immediately prior to his termination. In any of the above events, (i) all of Mr. Weis’s unvested stock options and stock grants shall vest immediately upon termination, and (ii) Mr. Weis shall receive health insurance continuation as required by COBRA, salary accrued to the date of termination, and any accrued vacation pay. Mr. Weis has further agreed not to disclose the Company’s proprietary information, and, until one year following the termination of his employment agreement, not to compete with the Company or solicit the Company’s employees. The foregoing description of Mr. Weis’s employment agreement is qualified in all respects by reference to the full text of such employment agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated by references in the Item 5.02. There was no arrangement or understanding between Mr. Weis on the one hand, and any other person, on the other hand, pursuant to which Mr. Weis was selected as Chief Executive Officer. Mr. Weis does not have a family relationship with any current director or executive officer of the Company.

On March 31, 2011, Mr. Schmidt relinquished his position as Chief Technology Officer and Director, and entered into a consulting agreement with the Company. The consulting agreement provides that Mr. Schmidt’s duties shall include, among other things, providing assistance and guidance on the Company’s products, as well as on other technology related duties. The consulting agreement will continue through April 1, 2012. Pursuant to the terms of the consulting agreement, Mr. Schmidt will receive a salary of $23,016.66 per month. Mr. Schmidt will also receive a payment for all accrued vacation days, and immediate vesting of all outstanding stock options. In addition, Mr. Schmidt will receive, effective as of the commencement date of the consulting agreement, a grant of additional stock options to purchase 6,000 shares of the Company’s common stock at the market price on the date of grant. During the consulting period, Mr. Schmidt will continue to receive health insurance and to the extent effective as of the commencement of the consulting agreement, life and disability insurance. Mr. Schmidt is also entitled to non-voting observer status on the Board of Directors through March 31, 2012. Mr. Schmidt has further agreed not to disclose the Company’s proprietary information, and, until March 31, 2012, not to compete with the Company or solicit the Company’s employees.

The foregoing description of Mr. Schmidt’s consulting agreement is qualified in all respects by reference to the full text of such consulting agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and incorporated by reference in this Item 5.02.

The Company expects to fill the vacancy on the Board created by the transitioning of Mr. Schmidt to a consulting role as soon as practicable.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2011, the Board approved an amendment (the “Bylaw Amendment”) to the Company’s bylaws. The Bylaw amendment created the position of Executive Chairman of the Board of Directors.

The foregoing description of the Bylaw Amendment is qualified in all respects by reference to the text of the Amended and Restated Bylaws a copy of which is filed as Exhibit 3.1 to this Current Report and incorporated by reference in this Item 5.03.

Item 8.01 Other Events

On April 4, 2011, the Company issued a press release announcing the separation of the duties of the Chief Executive Officer and Chairman of the Board of Directors, the appointment of Rimas Buinevicius as Chief Strategy Officer and Executive Chairman of the Board of Directors, the appointment of Gary Weis as Chief Executive Officer, and the transitioning of Monty Schmidt from director and Chief Technology Officer to consultant. The full text of the press release is attached herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

3.1	Text of Amended and Restated Bylaws adopted March 31, 2011

10.1	Employment Agreement as of March 31, 2011 by and between Sonic Foundry Inc. and Rimas Buinevicius

10.2	Employment Agreement as of March 31, 2011 by and between Sonic Foundry, Inc. and Gary Weis.

10.3	Consulting Agreement as of March 31, 2011 by and between Sonic Foundry Inc. and Monty Schmidt.

99.1	Text of Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SONIC FOUNDRY, INC.

By:	/s/ Gary Weis
	Name:	Gary Weis
	Title:	Chief Executive Officer